UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011

GEMINI EXPLORATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52399
(Commission File Number)

N/A
(IRS Employer Identification No.)

Suite 504-1015 East Sunrise Blvd, FT. Lauderdale FL 33304
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 305.897.7120

Suite 103, 240 - 11th Avenue SW, Calgary, Alberta, Canada T2R 0C3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Shareholders

On June 2, 2011, at 2:00 am PDT, we held a special meeting of stockholders at the offices of our company’s counsel. At the meeting, our stockholders approved the following amendments to our Articles of Incorporation:

1.	to increase the authorized number of shares of our common stock from 4,500,000 shares to 1,000,000,000 shares, par value of $0.001 per share (votes for: 63.37%, against: 13.61%, abstained: 0.2%); and

2.

for the alteration of our authorized share capital to authorize the issuance of up to 200,000,000 shares of preferred stock, par value of $0.001 per share, for which our board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the preferred shares (votes for: 87.76%, against: 12.17%, abstained: 0.07%)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMINI EXPLORATIONS, INC.

/s/ Michael Hill
Michael Hill
Chief Executive Officer and Director

Date: June 6, 2011